UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 20, 2009

ATRINSIC, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 7th Avenue, 10th Floor, New York, NY 10018
(Address of Principal Executive Offices/Zip Code)

(212) 716-1977
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 1.02	Termination of a Material Definitive Agreement

On October 20, 2009, Atrinsic, Inc. (the “Company”) and Burton Katz, the Company’s former Chief Executive Officer, entered into a Separation and Mutual Release Agreement.  The agreement provides that the certain Employment Agreement entered into by and between the Company and Mr. Katz dated February 1, 2008, as amended, pursuant to which the Company retained Mr. Katz is terminated and of no further force or effect as of October 6, 2009, the date of Mr. Katz’s resignation from the Company, except in respect of the Company’s indemnification and director and officer liability insurance obligations under the Employment Agreement.  The agreement further provides that the Company will pay Mr. Katz an amount equal to $850,000 in connection with his separation and that all 375,000 restricted stock units held by Mr. Katz and all rights of Mr. Katz to receive shares of common stock of the Company pursuant to such restricted stock units are terminated.  In addition, the agreement provides that Mr. Katz will have until October 5, 2010 to exercise his 444,434 options to purchase common stock of the Company.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As reported in the Form 8-K filed by Atrinsic, Inc. with the Securities and Exchange Commission on October 7, 2009, on October 6, 2009, Jeffrey Schwartz, previously an independent member of the Board of Directors and one of the three members of the Company’s Audit Committee, was named Interim Chief Executive Officer.  On the same date, Burton Katz resigned from the Company’s Board of Directors.  As a result of these events, Mr. Schwartz is no longer considered an independent member of the Board of Directors and is precluded from being a member of the Audit Committee.  These events have caused the Company to be in temporary non-compliance with Nasdaq Listing Rule 5605(b)(1), which requires that independent directors comprise a majority of the Board of Directors, and Nasdaq Listing Rule 5605(c)(2), which requires that the Audit Committee be comprised of at least three independent members.  Each of these Nasdaq Listing Rules provides that the Company has a cure period lasting until the earlier of its next annual stockholder meeting and October 6, 2010 to regain compliance.  Atrinsic intends to regain compliance with the Nasdaq Listing Rules prior to the expiration of the specified cure periods.

On October 20, 2009, the Company received notice from Nasdaq advising that, as a result of the above-described events, the Company was not in compliance with Nasdaq Listing Rules 5605(b)(1) and 5605(c)(2) and confirming that the Company must regain compliance with these requirements prior to the expiration of the specified cure periods.  As required by Nasdaq Listing Rules, the Company issued a press release on October 23, 2009 disclosing its receipt of this notice.  A copy of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Press release issued by Atrinsic, Inc., dated October 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atrinsic, Inc.

Date: October 23, 2009	By:	/s/ Andrew Zaref

Andrew Zaref Chief Financial Officer

Exhibit Number	Description

99.1	Press release issued by Atrinsic, Inc., dated October 23, 2009.